Consent of Independent Accountants

We consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of Post-Effective Amendment No. 21 to the Registration Statement of Evergreen Equity Trust on Form N-1A of our report dated September 15, 1998, on our audit of the financial statements and financial highlights of the Evergreen Income and Growth Fund, which report is included in the Annual Report for Evergreen Income and Growth Fund for the year ended July 31, 1998, which is incorporated by reference in the Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
November 24, 1999